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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No 333-02499 and No 33-50532) of Axiohm Transactions Solutions, Inc. (formerly DH Technology, Inc.) of our report dated September 12, 1997 (except as to Note 19, which is as of January 9, 1998) relating to the consolidated financial statements of Axiohm S.A. which appears in Amendment No. 2 to the Current Report on Form 8-K of Axiohm Transaction Solutions, Inc., dated February 12, 1998.

Price Waterhouse
/s/ Price Waterhouse

Paris, France
February 12, 1998